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                                                                   EXHIBIT 10.19

                               ESCROW AGREEMENT
                               ----------------


          AGREEMENT dated this 4th day of April, 1997, by and among Prosoft I-Net Solutions, Inc., a Nevada corporation ("Prosoft"), the Trustees of General Electric Pension Trust ("Subscriber") and State Street Bank and Trust Company, a Massachusetts corporation (the "Escrow Agent").

                              W I T N E S S T H:
                              -----------------

          WHEREAS, Prosoft and Subscriber are parties to a Subscription Agreement dated April 4, 1997 (the "Subscription Agreement") which provides for the escrow of $5,000,009.00 with the Escrow Agent (such amount and interest thereon being sometimes referred to as the "Escrowed Assets") and the deposit of 408,164 shares of common stock of Prosoft (the "Shares"); and

          WHEREAS, Prosoft and the Subscriber are desirous of entering into this Agreement and the Escrow Agent is willing to act as escrow agent on the terms and conditions set forth herein;

          NOW, THEREFORE, in consideration of the mutual covenants hereinafter contained and subject to the conditions hereinafter set forth, the parties hereto agree as follows:

          1. Concurrently with the execution hereof, the Subscriber is paying the sum of $5,000,009.00 referred to above to, and Prosoft is depositing the Shares with, the Escrow Agent, which shall hold the same, and any interest
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earned on the Escrowed Assets, in escrow on the terms and conditions hereinafter set forth.

          2. The Escrow Agent shall make payment of the Escrowed Assets to the Subscriber as follows: If the Escrow Agent shall have received a written notice from the Subscriber to the Escrow Agent given after December 31, 1997, which notice shall (i) certify that the Registration Statement referred to in the Subscription Agreement did not become effective on or before December 31, 1997 and has not, as of the date of the Subscriber's notice, become effective and that the Subscriber has given written notice to Prosoft of the rescission of the transaction referred to in the Subscription Agreement and (ii) direct the Escrow Agent to pay the Escrowed Assets to the Subscriber, the Escrow Agent shall transmit a copy of such notice to Prosoft. The Escrow Agent shall act in accordance with such notice from the Subscriber to the Escrow Agent unless within ten days from transmittal by the Escrow Agent to Prosoft of the copy of such notice, Prosoft shall notify the Escrow Agent not to comply with the payment instruction contained in such notice from the Subscriber to the Escrow Agent. Simultaneously with any payment of Escrowed Assets to the Subscriber pursuant hereto, the Escrow Agent shall deliver the Shares to Prosoft.

          3. The Escrow Agent shall make payment of the Escrowed Assets to Prosoft as follows: If the Escrow Agent shall have received a written notice from Prosoft which

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notice shall certify that the Registration Statement referred to in the
Subscription Agreement has become effective and shall direct the Escrow Agent to pay the Escrowed Assets to Prosoft, the Escrow Agent shall transmit a copy of such notice to the Subscriber. The Escrow Agent shall act in accordance with such notice from Prosoft to the Escrow Agent unless within ten days from transmittal by the Escrow Agent to the Subscriber of the copy of such notice the Subscriber shall notify the Escrow Agent not to comply with the payment instruction contained in such notice from Prosoft to the Escrow Agent. Simultaneously with any payment of the Escrowed Assets to Prosoft pursuant hereto, the Escrow Agent shall deliver the Shares to the Subscriber.

          4. After Prosoft shall have notified the Escrow Agent not to comply with the Subscriber's payment instruction (as referred to in Paragraph 2 above) and after the Subscriber shall have notified the Escrow Agent not to comply with Prosoft's payment instruction (as referred to in Paragraph 3 above), the Escrow Agent shall act with respect to the Escrowed Assets and the Shares solely in accordance with any of the following: (a) a new Instruction signed jointly by Prosoft and the Subscriber; (b) a certified copy of an arbitrator's award issued under the rules of the American Arbitration Association as to which the Escrow Agent shall have received an opinion of counsel, which may include the Escrow Agent and which is addressed and delivered also to each of Prosoft and the Subscriber,

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satisfactory to the Escrow Agent in its sole and absolute discretion, that such award is final beyond appeal or (c) a certified copy of a judgment of a court of competent jurisdiction as to which the Escrow Agent shall have received an opinion of counsel, which may include the Escrow Agent and which is addressed and delivered also to Prosoft and the Subscriber, satisfactory to the Escrow Agent in its sole and absolute discretion, that such judgment is final beyond appeal. Anything in the foregoing to the contrary notwithstanding, at the sole discretion of the Escrow Agent, the Escrow Agent may at any time deposit the Escrowed Assets and the Shares with a court selected by the Escrow Agent and in such event all liability and responsibility of the Escrow Agent as to acts or omissions subsequent to such deposit shall terminate upon such deposit having been made.

          5. Upon any distribution of the Escrowed Assets to the Subscriber pursuant to paragraph 2 above, or to Prosoft pursuant to paragraph 3 above, the Escrow Agent shall deliver the Shares to Prosoft, in the case of a delivery of the Escrowed Assets pursuant to paragraph 2 above, or to the Subscriber, in the case of a delivery of the Escrowed Assets pursuant to paragraph 3 above. In no event shall the Escrow Agent deliver the Escrowed Assets without contemporaneously delivering the Shares to the party not receiving the Escrowed Assets.

          6. The Escrow Agent shall deliver the Escrowed Assets and the Shares in accordance with any instruction or

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instructions which shall be signed jointly by both Prosoft and the Subscriber.

          7. Prosoft shall be liable for any and all fees and expenses of the Escrow Agent incurred in connection with this Agreement, including counsel fees, if any, payable in connection with the delivery of the Escrowed Assets and the Shares hereunder. Prosoft shall pay any such amounts due to the Escrow Agent promptly upon demand therefor.

          8. Prosoft and the Subscriber acknowledge and agree that the Escrow Agent may consult counsel satisfactory to it, including house counsel, and the opinion of such counsel shall be full and complete authorization and protection in respect of any action taken, suffered or omitted by it hereunder in good faith and in accordance with the opinion of such counsel.

          9. Neither the Escrow Agent nor any of its directors, officers or employees shall be liable to anyone for any action taken or omitted to be taken by it or any of its directors, officers or employees hereunder except in the case of gross negligence or willful misconduct. Prosoft and Subscriber, jointly and severally, agree to indemnify the Escrow Agent and to hold it harmless without limitation from and against any loss, liability or expense of any nature incurred by the Escrow Agent arising out of or in connection with this Agreement or with the administration of its duties hereunder, including but not limited to legal fees and other costs and expenses of defending or preparing to defend

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itself against any claim of liability in the premises, unless such loss, liability or expense shall be caused by the Escrow Agent's willful misconduct or gross negligence. In no event shall the Escrow Agent be liable for indirect, punitive, special or consequential damages. The provisions of this paragraph 9 shall survive termination of this Agreement.

          10. The Escrow Agent shall not be bound in any way by any agreement or contract (other than this Agreement) between Prosoft and the Subscriber, whether or not it has knowledge thereof, and the Escrow Agent's only duties and responsibilities shall be to hold the Escrowed Assets and the Shares as escrow agent and to dispose of said assets and shares in accordance with the terms of this Agreement. The Escrow Agent may act upon any instruments or other writings believed by the Escrow Agent in good faith to be genuine and to be signed or presented by the proper persons and the Escrow Agent shall not be liable in connection with the performance of its duties under this Agreement except for its own willful malfeasance or bad faith.

          11. The Escrow Agent may at any time resign as Escrow Agent hereunder by giving thirty (30) days' prior written notice of resignation to Prosoft and the Subscriber. Prior to the effective date of the resignation as specified in such notice, the Subscriber will issue to the Escrow Agent a written instruction authorizing redelivery of the Escrowed Assets and the Shares to a bank or trust company

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that it selects, subject to the reasonable consent of Prosoft.  Such bank or trust company shall have a principal office in New York, New York and shall have capital, surplus and undivided profits in excess of $50,000,000. If, however, the Subscriber shall fail to name such a successor escrow agent within twenty
(20) days after the notice of resignation from the Escrow Agent, Prosoft shall be entitled to name such successor escrow agent. If no successor escrow agent is named by the Subscriber or Prosoft, the Escrow Agent may apply to a court of competent jurisdiction for appointment of a successor escrow agent.

          12. Neither Prosoft nor the Subscriber nor the Escrow Agent shall be responsible for delays or failures in performance resulting from acts beyond its control. Such acts shall include but not be limited to acts of God, strikes, lockouts, riots, acts of war, epidemics, governmental regulations superimposed after the fact, fire, communication line failures, computer viruses, power failures, earthquakes or other disasters.

          13. Any notice, report, demand or instruction required or permitted by the provisions of this Agreement shall be deemed to have been sufficiently transmitted, delivered, given or served for all purposes if delivered by hand or if sent by prepaid registered mail or certified mail, or by responsible overnight delivery service or telecopy to the parties at their addresses set forth below,

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or at such other address as a party may hereinafter give by written notice as herein provided:

If to Prosoft:
     Prosoft I-Net Solutions, Inc.
     2333 North Broadway, Suite 300
     Santa Ana, California 92706
     Attention: General Counsel
If to the Subscriber:
     Trustees of General Electric Pension Trust
     3003 Summer Street
     Stamford, Connecticut 06904
     Attention: Michael M. Pastore
If to the Escrow Agent:
     State Street Bank and Trust Company
     225 Franklin Street
     Boston, Massachusetts 02210
     Attention: Michael P. Cloherty
                Master Trust Services

          The date of delivery or transmittal shall be the date of delivery, if by hand or telecopy, or if mailed shall be deemed to be the date of mailing, or if sent by overnight delivery service shall be deemed to be the next business day except that no notice, report, demand or Instruction shall be deemed to have been delivered or transmitted to the

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Escrow Agent until actual receipt thereof by the Escrow Agent.

          14. This Agreement shall be governed by and construed in accordance with the laws of the State of New York and shall be binding upon and shall inure to the benefit of the parties hereto and their respective heirs, successors and assigns. This Agreement may not be changed or amended in any manner whatsoever except in writing signed by each of the parties hereto.

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          IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be made and executed the day and year first above written.

                         PROSOFT I-NET SOLUTIONS, INC.


                         By:__________________________
                            Name:
                            Title:


                         TRUSTEES OF GENERAL ELECTRIC
                           PENSION TRUST


                         By:__________________________
                            Name:
                            Title:


                         STATE STREET BANK AND TRUST COMPANY
                              as Escrow Agent


                         By:__________________________
                            Name:
                            Title:

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